As filed with the Securities and Exchange Commission on December 6, 2017

Registration No. 333-221224

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Banco Santander (México), S.A., Institución de Banca Múltiple,

 Grupo Financiero Santander México

(Exact Name of Registrant as Specified in Its Charter)

United Mexican States	3711	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Banco Santander (México), S.A., Institución de Banca Múltiple,

Grupo Financiero Santander México
Avenida Prolongación Paseo de la Reforma 500

Colonia Lomas de Santa Fe

Delegación Álvaro Obregón

01219 Mexico City

Tel. No.: +(52) 55-5257-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Banco Santander S.A. New York Branch 45 E. 53rd Street Attn: James H. Bathon, Chief Legal Officer Tel. No.: 212-350-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Nicholas A. Kronfeld Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel. No.: 212-450-4000	Fernando Borja Mujica Avenida Prolongación Paseo de la Reforma 500 Colonia Lomas de Santa Fe Delegación Álvaro Obregón 01219 Mexico City Tel. No.: +(52) 55-5257-8000

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the date this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee(4)
Series B shares in the form of American depositary shares(5)	1,698,594,651	Not applicable	U.S.$3,034,608,360	U.S.$ 377,808.74(6)

(1)	This Registration Statement relates to Series B shares of the Registrant, par value Ps.3.780782962 per share (the “SanMex shares”), to be issued to holders of Series B shares, par value Ps.3.780782962 per share (the “GFSM shares”), of Grupo Financiero Santander México, S.A.B. de C.V., a Mexican publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) (“GFSM”), in connection with the proposed merger of GFSM with and into the Registrant.
(2)	Represents the number of SanMex shares expected to be issued to shareholders other than Banco Santander, S.A. based on an exchange ratio of one (1) SanMex share for each GFSM share outstanding. The remainder of the securities to be issued in connection with the proposed merger are not registered under this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (referred to as the Securities Act) and computed pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The aggregate offering price of the SanMex shares was calculated as follows: (a) 1,698,594,651, the estimated number of GFSM shares held by shareholders other than Banco Santander, S.A. to be cancelled and exchanged for the Registrant’s shares, multiplied by (b) Ps.34.36, the average of the high and low prices of the GFSM shares on the Bolsa Mexicana de Valores, S.A.B. de C.V. on October 24, 2017, divided by (c) Ps.19.2327, the Mexican peso to U.S. dollar exchange rate on October 24, 2017, as reported on Bloomberg.
(4)	Calculated at a rate equal to 0.0001245 multiplied by the proposed maximum aggregate offering price.
(5)	ADSs representing the GFSM shares registered on Form F-6 (File No. 333-183694) will become ADSs representing the SanMex shares upon the effectiveness of the Merger, when the GFSM shares underlying the ADSs are substituted for SanMex shares.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, passed on the merits or fairness of the transaction or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Explanatory Note

The sole purpose of this Amendment No. 2 to the Registration Statement on Form F-4 (File No. 333-221224) of Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México is to amend the exhibit index and to submit exhibits 23.3, 23.4, 23.5 and 23.6. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II, including the signature page and the exhibit index, and the exhibits filed herewith. This Amendment No. 2 does not contain a copy of the prospectus that was included in Amendment No. 1 to the Registration Statement on Form F-4 and is not intended to amend or delete any part of the prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Neither the laws of Mexico nor our bylaws or other constitutive documents provide for indemnification of our directors or officers. We may purchase and maintain directors’ and officers’ liability insurance covering our directors and executive officers with respect to general civil liability, including liabilities under the Securities Act, which our directors and officers may incur in their capacities as such.

Item 21. Exhibits and Financial Statement Schedules

The following is a list of all exhibits filed as part of this registration statement on Form F-4, including those incorporated herein by reference.

Exhibit No.	Document
2.1*	Form of Merger Agreement between Grupo Financiero Santander México, S.A.B. de C.V. and the Registrant (English translation).

3.1*	English translation of the draft bylaws (estatutos) of the Registrant.

4.1*	Form of Deposit Agreement among the Grupo Financiero Santander México, S.A.B. de C.V., JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of American depositary receipts issued thereunder evidencing American depositary shares (incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (File No. 333-183694) filed with the SEC on September 4, 2012) of Grupo Financiero Santander México, S.A.B. de C.V.

5.1*	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant, as to the validity of the Series B shares.

8.1*	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant, with respect to material Mexican tax consequences of the transaction (included in Exhibit 5.1).

8.2*	Opinion of Davis Polk & Wardwell LLP, special U.S. tax counsel of the Registrant, with respect to material U.S. tax consequences of the transaction.

21.1*	List of subsidiaries of the Registrant.

23.1*	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C. (included in Exhibit 5.1).

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.2).

23.3	Consent of Pricewaterhouse Coopers, S.C., an independent registered public accounting firm, with respect to the audited financial statements of the Registrant.

23.4	Consent of Pricewaterhouse Coopers, S.C., an independent registered public accounting firm, with respect to the audited financial statements of Grupo Financiero Santander México, S.A.B. de C.V.

23.5	Consent of Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited, with respect to the audited financial statements of the Registrant

23.6	Consent of Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited, with respect to the audited financial statements of Grupo Financiero Santander México, S.A.B. de C.V.

24.1*	Powers of Attorney (included on signature page).

* Previously filed.

Item 22. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)       The undersigned registrant hereby undertakes that:

(1)         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the Merger and GFSM, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mexico City, Mexico, on December 6, 2017.

BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

By:	/s/ Héctor Blas Grisi Checa
	Name:	Héctor Blas Grisi Checa
	Title:	Executive President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons on December 6, 2017 in the capacities indicated:

Name	Title
*	Executive President and Chief Executive Officer and Director (Principal Executive Officer)
Héctor Blas Grisi Checa

*	Deputy General Director (Chief Financial Officer)
Didier Mena Campos

*	Deputy General Director of Intervention and Control Management (Principal Accounting Officer)
Emilio de Eusebio Saiz

*	Chairman
Marcos Alejandro Martínez Gavica

*	Deputy General Legal Director
Fernando Borja Mujica

*	Director
Rodrigo Echenique Gordillo

*	Director
Ángel Rivera Congosto

*	Director
Rodrigo Brand de Lara

*	Director
Vittorio Corbo Lioi

*	Independent Director
Guillermo Güemez García

*	Independent Director
Joaquín Vargas Guajardo

*	Independent Director
Juan Gallardo Thurlow

*	Independent Director
Antonio Purón Mier y Terán

*	Independent Director
José Eduardo Carredano Fernández

*	Independent Director
Jesús Federico Reyes Heroles González Garza

*	Independent Director
Fernando Ruiz Sahagún

*	Independent Director
Alberto Torrado Martínez

*	Independent Director
Gina Lorenza Diez Barroso Azcárraga

*	Independent Director
Enrique Krauze Kleinbort

*	Independent Director
Guillermo Francisco Vogel Hinojosa

*	Authorized Representative in the United States
James H. Bathon

*By: /s/ Fernando Borja Mujica	Attorney-in-fact
Fernando Borja Mujica